Exhibit 5.1
November 9, 2009
Arcadia Resources, Inc.
9229 Delegates Row
Suite 260
Indianapolis, Indiana 46240
     Re:     Registration Statement No. 333-160928
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Arcadia Resources, Inc., a Nevada corporation (the “Company”), in connection with the issuance by the Company of up to an aggregate of 15,857,141 units (the “Units”), with each Unit consisting of (a) one share of common stock (a ”Share” and collectively the “Shares”), $0.001 par value per share (the “Common Stock”) of the Company and (b) one warrant to purchase 0.45 of a share of Common Stock (a “Warrant” and collectively the “Warrants”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2009 (Registration No. 333-160928) (the “Registration Statement”), a base prospectus, dated November 6, 2009, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a final prospectus supplement, dated November 9, 2009, filed with the Commission pursuant to Rule 424(b) under the Act on November 9, 2009 (together with the Base Prospectus, the “Prospectus”). The Units will be sold in accordance with the Placement Agent Agreement between the Company and Burnham Hill Partners LLC, as placement agent (the “Placement Agent Agreement”).
     In connection with this opinion, we have examined the Company’s Articles of Incorporation and By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement, including the Prospectus, and the exhibits thereto.
     In our capacity as special Nevada counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Units.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Arcadia Resources, Inc.

November 9, 2009
     While certain members of our firm are admitted to practice in other jurisdictions, for purposes of this letter, we have examined only the laws of the State of Nevada. No opinion is expressed herein with respect to (i) the qualification of the Units under the securities or blue sky laws of any federal, state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
     Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:
     1.     The Shares, upon issuance, payment and delivery in accordance with the Placement Agent Agreement and the Prospectus, will be validly issued, fully paid and non-assessable.
     2.     The Warrants, upon execution and delivery by the Company in accordance with the Placement Agent Agreement and the Prospectus, will be binding obligations of the Company and the shares of Common Stock issuable upon exercise of the Warrants and upon receipt by the Company of the consideration payable by the holders of the Warrants, will be validly issued, fully paid and non-assessable.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated November 9, 2009 in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
GREENBERG TRAURIG, LLP

/s/ GREENBERG TRAURIG, LLP